DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0053592005-1
Document Number:
20050033202-57

Date Filed:
2/24/2005 4:08:26 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	SANFORD EXPLORATION, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Name: CSC Services of Nevada, Inc. Street Address: 502 E. John Street, City: Carson City NEVADA Zip Code: 89706 Optional Mailing Address: City: State: Zip Code:
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ 0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Name: FIORE ALIPERTI Street Address: #1303-1323 HOMER ST. City: VANCOUVER State: BC Canada Zip Code: V6B 5T1 2. Name: Street Address: City: State: Zip Code: 3. Name: Street Address: City: State: Zip Code:
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Name: CSC Services of Nevada, Inc. Signature: [signature] Address: 502 E. John Street, City: Carson City State: NV Zip Code: 89706
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company: [signature] Date: 2/23/2005

This form must be accompanied by appropriate fees. See attached fee schedule.